UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 11, 2007

MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13735	36-3252484
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

501 West North Avenue
Melrose Park, Illinois	60160
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 865-1053
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change of Fiscal Year.
     (a) On December 11, 2007, the Board of Directors of Midwest Banc Holdings, Inc. (“Midwest”), amended Midwest’s By-laws. A copy of the amended By-laws of Midwest (the “By-laws”) is attached hereto as Exhibit 3.2. The By-laws provide that a director will retire at age 75 and were amended to provide that this provision can be waived with respect to a director pursuant to the vote of a majority of the directors.
Item 7.01. Regulation FD Disclosure.
     On December 14, 2007, Midwest announced that its Board of Directors declared a $0.13 per share dividend to its common stockholders. The dividend will be payable on January 5, 2008 to stockholders of record as of December 16, 2007. Midwest also announced that its Board of Directors declared a $0.1184 per share dividend on its depositary shares. This dividend will be payable on December 31, 2007 to stockholders of record as of December 16, 2007. Exhibit 99.1 is a copy of the press release relating to the Midwest’s dividends which is incorporated herein by reference.
     On December 11, 2007, the Board of Directors of Midwest elected Homer J. Livingston, Jr., Chairman of the Board of Directors of Midwest and Midwest Bank and Trust Company, effective January 1, 2008. Mr. Livingston will replace E. V. Silveri who has served as Midwest’s Chairman since 1983. Mr. Silveri will continue to serve as a director of Midwest. The Board of Directors also amended Midwest’s By-laws to provide that a director over the age of 75 may continue to serve as a director if such service was approved by a majority of the directors. The Board has waived this provision for Mr. Silveri so that he may stand for election at the 2008 annual meeting of stockholders. Exhibit 99.2 is a copy of the press release relating to the selection of a new Chairman of the Board of Directors for Midwest which is incorporated herein by reference.
     The compensation committee of the Board of Directors of Midwest granted 15,000 restricted shares of Midwest common stock effective January 1, 2008 to Mr. Livingston as permitted under Midwest’s Stock and Incentive Plan. These shares will vest as follows: 5,000 shares on January 1, 2008; 5,000 shares on January 1, 2009 and 5,000 shares on January 1, 2010, provided Mr. Livingston is serving as Chairman of the Board of Directors of Midwest as of each such date. He will have voting and dividend rights with respect to the unvested shares.
Note: the information in this report provided in item 7.01 (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 8.01. OTHER EVENTS.
     By action dated December 5, 2007, a Committee previously appointed by the Board of Directors of the Registrant approved and ratified the public offering of 1,500,000 Depositary Shares (the “Depositary Shares”), each representing a 1/100th interest in a share of the Series A

Preferred Stock, to various underwriters (the “Underwriters”) and otherwise established the terms and conditions of the Series A Preferred Stock and the sale of the Depositary Shares. On December 5, 2007, the Registrant entered into an underwriting agreement with the various Underwriters (the “Underwriting Agreement”) for the Depositary Shares. In addition, pursuant to the Underwriting Agreement, the Registrant granted the Underwriters an over-allotment option to purchase up to an additional 225,000 Depositary Shares. The terms of the offering and the Depositary Shares are described in the Registrant’s Prospectus, dated November 28, 2007, constituting a part of the Registration Statement (hereinafter described), as supplemented by a Final Prospectus Supplement, dated December 7, 2007. Midwest closed on the public offering of the 1,500,000 Depositary Shares on December 10, 2007. Exhibit 99.3 is a copy of a press release relating to the closing on the public offering of the 1,500,000 Depositary Shares which is incorporated by reference. On December 12, 2007 the Underwriters notified Midwest that they were exercising the over-allotment option. Midwest closed on the exercise of the over-allotment option on December 14, 2007 selling 225,000 Depositary Shares. Exhibit 99.1 is a copy of a press release relating to the sale of 225,000 Depositary Shares which is incorporated by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit 3.2 Amended and Restated By-Laws

Exhibit 99.1 Press Release on Preferred Stock Over-Allotment Option and Dividends

Exhibit 99.2 Press Release on selection of Chairman of the Board

Exhibit 99.3 Press Release on Preferred Stock Closing of 1.5 Million Share Offering

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Banc Holdings, Inc.
December 14, 2007
By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Executive Vice President and Chief Financial Officer